SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 11, 2008

SPEEDWAY MOTORSPORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13582	51-0363307
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5555 Concord Parkway South

Concord, North Carolina 28027

(Address of principal executive offices)

Registrant’s telephone number, including area code: (704) 455-3239

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 16, 2008, Speedway Motorsports, Inc. filed a Current Report on Form 8-K (“January Form 8-K”) regarding the completion of its acquisition of New Hampshire Speedway, Inc. This Form 8-K/A amends the January Form 8-K to include the audited financial statements and unaudited pro forma financial information required by Item 9.01 of Form 8-K. The information previously reported in the January Form 8-K is hereby incorporated by reference into this Form 8-K/A.

Item 9.01.	Financial Statements and Exhibits.

Set forth below are the audited financial statements and unaudited pro forma financial information relating to the completed acquisition described above that are required to be filed as part of this Form 8-K/A:

(a) Financial Statements of Business Acquired.

The Report of Independent Registered Public Accounting Firm, Baker Newman & Noyes, LLC, is hereby incorporated by reference to Exhibit 99.2.

The audited consolidated balance sheet of New Hampshire Speedway, Inc. as of December 31, 2007, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year then ended are incorporated by reference to Exhibit 99.3.

(b) Pro Forma Financial Information.

The following information is attached hereto as Exhibit 99.4 and is incorporated by reference:

(i)	Unaudited Pro Forma Combined Balance Sheet as of December 31, 2007.

(ii)	Unaudited Pro Forma Combined Statement of Income for the Year Ended December 31, 2007.

(iii)	Notes to Unaudited Pro Forma Combined Financial Statements.

(d) Exhibits.

Exhibit 23.1	Consent of Independent Registered Public Accounting Firm, Baker Newman & Noyes, LLC.

Exhibit 99.1	Stock Purchase Agreement, dated October 30, 2007, between Speedway Motorsports, Inc. (SMI), Robert P. Bahre and Gary G. Bahre relating to the New Hampshire International Speedway (incorporated by reference to Exhibit 10.34 to SMI’s Annual Report on Form 10-K filed March 14, 2008).

Exhibit 99.2	Report of Independent Registered Public Accounting Firm, Baker Newman & Noyes, LLC.

Exhibit 99.3	Audited consolidated balance sheet of New Hampshire Speedway, Inc. as of December 31, 2007, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year then ended.

Exhibit 99.4	Unaudited pro forma combined financial statements of Speedway Motorsports, Inc. and New Hampshire Speedway, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2008

SPEEDWAY MOTORSPORTS, INC.

	By:	/s/ William R. Brooks
William R. Brooks
Chief Financial Officer, Executive Vice President and Treasurer

3